UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

FIRST HAWAIIAN, INC.

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SUPPLEMENT DATED MARCH 15, 2021
TO THE PROXY STATEMENT DATED MARCH 12, 2021
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, APRIL 21, 2021
On March 12, 2021, First Hawaiian, Inc. (“First Hawaiian”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2021 Annual Meeting of Stockholders to be held on April 21, 2021. First Hawaiian is providing this supplement to add certain information with respect to Mr. Mesick and correct inadvertent typographical errors related solely to previously disclosed 2020 compensation for certain executives, in each case in the table appearing on page 66 of the Proxy Statement under the heading “Summary Compensation Table.” The supplemental and corrected information set out below supplements and corrects the original table, as applicable.
The following information with respect to Mr. Mesick for the fiscal years ended December 31, 2020 and 2019, which was inadvertently omitted in the original filing of the Proxy Statement, is set out below. Mr. Mesick was not a named executive officer of First Hawaiian in 2018. The footnotes to the table are set out in the original filing of the Proxy Statement and remain unchanged.

Name and Principal Position	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7) ($)	All Other Compensation(8) ($)	Total(9) ($)	Total Excluding Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)
Ralph M. Mesick(1) Vice Chairman and Chief Risk Officer, Risk Management Group	2020	425,000	153,208	499,990	—	—	87,171	1,165,369
	2019	395,417	234,521	199,988	—	—	80,010	909,936
In addition, the following totals for the fiscal year ended December 31, 2020 are corrected as follows:
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Mr. Mallela: $1,433,547 (rather than $1,433,571, as originally presented);

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Mr. Arizumi: $1,093,431 (rather than $1,093,437, as originally presented); and

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Mr. Mizumoto: $1,035,120 (rather than $1,035,127, as originally presented).

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement.
If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.